Exhibit 2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-191261) pertaining to the Voya 401(k) Plan for VRIAC Agents of Voya Financial, Inc. of our report dated June 28, 2021, with respect to the financial statements and schedule of the Voya 401(k) Plan for VRIAC Agents included in this Annual Report (Form 11-K) for the year ended December 31, 2020.

                                         /s/ Ernst & Young LLP

San Antonio, Texas
June 28, 2022